UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

FREMONT MICHIGAN INSURACORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50926

MI	421609947
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

933 East Main Street, Fremont, MI 49412

(Address of principal executive offices, including zip code)

231-924-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 17, 2006, the Company’s Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend on the Company’s Class A Common Stock, to be distributed on November 17, 2006 to stockholders of record at the close of business on October 31, 2006. The Company will distribute one share of stock for each share issued and outstanding at the close of business on November 17, 2006. No paper stock certificates will be issued as the distribution will be made through the book-entry system maintained by the Company’s stock transfer agent, Registrar and Transfer Company. No fractional shares will be issued.

On October 18, 2006, Fremont Michigan InsuraCorp, Inc. issued a press release announcing the two-for-one stock split and a copy of the press release is furnished with this report as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
99	Press Release dated October 18, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Date: October 18, 2006	By:	/s/ Richard E. Dunning
Richard E. Dunning
President and CEO